Exhibit 10.1

EXTENSION AGREEMENT TO

JOINT DEVELOPMENT AND LICENSE AGREEMENT

This EXTENSION AGREEMENT TO JOINT DEVELOPMENT AND LICENSE AGREEMENT (the “Extension”) is entered into as of February 26, 2010, by and among BP Biofuels North America LLC, a Delaware limited liability company (“BP”), Verenium Biofuels Corporation, a Delaware corporation (“Verenium”), and Galaxy Biofuels LLC, a Delaware limited liability company (“Galaxy”), each of which is referred to herein individually as a “Party,” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Parties have entered into a Joint Development and License Agreement effective as of August 1, 2008 (the “JDLA”), pursuant to which BP and Verenium are conducting the Joint Development Program and the JDP Plan;

WHEREAS, under the JDLA, the Initial JDP Term was to have expired on February 1, 2010;

WHEREAS, pursuant to that certain Amendment No. 1 To Joint Development Agreement dated January 31, 2010 (“Amendment No. 1”), the Parties extended the JDP Term until 12:01 am (Central Time) on March 1, 2010 in order to continue the Joint Development Program; and

WHEREAS, the Parties desire to further extend the JDP Term in order to further continue the Joint Development Program on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Incorporation of Recitals; Definitions. The foregoing recitals are hereby incorporated into this Amendment and made a part hereof. Capitalized terms used herein shall have the same meaning as set forth in the JDLA, as amended by Amendment No. 1, unless otherwise indicated herein

2. JDP Term Extension. In accordance with Section 11.1.1 of the JDLA, as amended pursuant to Section 2 of Amendment No. 1, the Parties hereby agree to extend the JDP Term until 12:01 am (Central Time) on April 1, 2010 (“Extended Term”). For the avoidance of doubt, the Parties hereby acknowledge and agree that this Extension shall not amend or extend the Initial JDP Term.

3. Continuation of Work During Extended Term. BP hereby agrees to pay Verenium the sum of $2,500,000, in cash, on March 5, 2010 for the continued performance of Verenium’s obligations under the Joint Development Program during the Extended Term. The Parties agree that the JDP Plan, as amended pursuant to Amendment No. 1 and this Extension, will include such services as BP and Verenium may agree in writing from time to time.

4. No Waiver of Rights Pursuant to the JDP. BP and Verenium have not waived, and do not intend to waive, any of their respective rights or remedies under (a) the JDLA, (b) Amendment No. 1, (c) the JDP, (d) that certain letter dated August 5, 2008 from Verenium to BP setting forth, among other items, the JDP Plan, or (e) the Operating Agreement of Galaxy (dated and effective August 1, 2008) (the “Operating Agreement”) (collectively “Galaxy Agreements”). By entering into this Extension and agreeing to the Extended Term, BP and Verenium agree that neither BP nor Verenium is waiving any of its rights or remedies under any one or all of the Galaxy Agreements, at law or in equity, and that neither of them shall be prejudiced in any way as the result of entering into this Extension and agreeing to the Extended Term.

5. Representations and Warranties. Each of the Parties represents and warrants to the other Parties that each of the undersigned has the authority to act on behalf of such Party, to execute and deliver this Extension on behalf of such Party, and to bind such Party to the terms and conditions of this Extension. None of the Parties has relied upon any representations or statements made by any other Party with respect to this Extension which are not specifically set forth in this Extension.

6. Governing Law. This Extension will be governed and construed in accordance with the laws of the State of New York, United States of America, to the exclusion of both its principles and rules on conflicts of laws and the provisions of the United Nations Convention on Contracts for the International Sale of Goods.

7. Amendment and Waiver. This Extension may be amended only by a written agreement signed by the Parties to be charged with any such amendment. The rights and remedies of the Parties are cumulative and not alternative. Neither the failure nor any delay in exercising any right, power or privilege under this Extension will operate as a waiver of such right, power or privilege, and no single or partial excuse of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or any other right, power or privilege.

8. Effect of Extension; Entire Agreement. As amended by Amendment No. 1 and this Extension, all of the terms and conditions of each of the Galaxy Agreements shall remain unchanged and in full force and effect. The Parties acknowledge and agree that in the event of any conflict between the terms of this Extension and the terms of the Galaxy Agreements, the terms of this Extension shall govern. This Extension, together with the Galaxy Agreements, contains the entire agreement and understanding between the Parties respecting the subject matter hereof, and supersedes all prior and contemporaneous agreements, statements, understandings, terms, conditions, negotiations, representations and warranties, whether written or oral, made by and among the Parties concerning the matters covered by this Extension.

9. No Presumption Against Drafter. Each of the Parties have jointly participated in the negotiation and drafting of this Extension. In the event of an ambiguity or a question of intent arises, this Extension shall be construed as if drafted jointly by each of the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of authorship of any of the provisions of this Extension.

10. Counterparts; Electronic Transmission. This Extension may be executed in one or more counterparts, none of which need contain the signatures of each of the parties and each of which shall be deemed an original. The Parties may deliver executed signature pages to this Extension by facsimile or e-mail transmission. No Party shall raise as a defense to the formation or enforceability of this Extension as a contract, and each Party forever waives any such defense, either (i) the use of facsimile or e-mail transmission to deliver a signature or (ii) the fact that any signature was signed and subsequently transmitted via facsimile or e-mail transmission.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Extension as of the date first set forth above.

BP BIOFUELS NORTH AMERICA LLC

By:	/s/ Susan Ellerbusch
Name:	Susan Ellerbusch
Title:	Authorized Signatory

VERENIUM BIOFUELS CORPORATION

By:	/s/ James E. Levine
Name:	James E. Levine
Title:	Executive Vice President

GALAXY BIOFUELS LLC

Verenium Biofuels Corporation, its member

By:	/s/ James E. Levine
Name:	James E. Levine
Title:	Executive Vice President

BP Biofuels North America LLC, its member

By:	/s/ Susan Ellerbusch
Name:	Susan Ellerbusch
Title:	Authorized Signatory